Exhibit 10.4

BLACK STONE MINERALS COMPANY, L.P.

FIRST AMENDMENT TO 2009 EMPLOYMENT AGREEMENT

This First Amendment (the “First Amendment”) to the 2009 Employment Agreement between Black Stone Minerals Company, L.P. (“BSMC”) and Thomas L. Carter, Jr. (“Employee”) effective as of April 1, 2009 (the “Agreement”) is made and entered into effective as of June 25, 2014.

RECITALS

1.	BSMC and Employee entered into the Agreement on December 9, 2008, but effective as of April 1, 2009, and the Agreement remains in effect.

2.	BSMC and Employee wish to amend the Agreement to:

a. Conform the definition of “Target Bonus” to the definition used for other senior executives of BSMC; and

b. Update the definition of “cause.”

AGREEMENT

In consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, BSMC and Employee, intending to be bound, hereby agree as follows:

1. Definitions. Capitalized terms used but not defined in this First Amendment (including in the recitals) have the meanings set forth in the Agreement.

2. Amendments to the Agreement.

2.1. Section 1(d)(ii) of the Agreement is amended and restated as follows:

“(ii) Not later than March 30 of each year during the Employment Term, BSMC shall pay Employee an annual performance bonus with respect to the previous calendar year, equal to the product of Employee’s Target Bonus and EBITDAX Achievement Percentage, defined as follows:

(A)	Target Bonus means 120% of Employee’s annual base salary.

(B)	EBITDAX Achievement Percentage means, for any calendar year, the percentage set forth on Appendix A corresponding to the EBITDAX Achievement Ratio achieved for the calendar year.

(C)	EBITDAX Achievement Ratio means, for any calendar year, the ratio of BSMC’s Contract EBITDAX for such calendar year to Budgeted Contract EBITDAX for such calendar year.

(D)	Contract EBITDAX means, for any calendar year, the sum of BSMC’s (i) net income, plus (ii) interest expense, plus (iii) income tax expense, plus (iv) depreciation, depletion or amortization expense for such calendar year, plus (v) targeted compensation associated with grants or issuances of equity interests (including carried interests in real property) to employees or members of the Board or associated with BSMC’s incentive or retention plans or agreements (whether cash or equity) plus (vi) dry hole expense, as determined in accordance with United Stated generally accepted accounting principles, consistently applied.

(E)	Budgeted Contract EBITDAX means, for any calendar year, the Contract EBITDAX projected for such calendar year in the annual budget approved by the Board.

Employee shall not be entitled to receive an annual performance bonus unless Employee is employed by BSMC on the earlier of the date of payment of the annual performance bonus or the due date thereof, except to the extent otherwise provided in Section 2(d)(i) or 2(d)(ii).”

2.2. Section 2(a) of the Agreement is amended as follows:

2.2.1. The word “or” is appended to the end of subsection (iv).

2.2.2. At the end of subsection (v), “;or” is deleted and replaced with a period.

2.2.3. Subsection (vi) is deleted in its entirety.

2.3 Appendix A to this First Amendment is appended as Appendix A to the Agreement:

3. Agreement. Except as expressly amended by this First Amendment, the Agreement shall continue in full force and effect and is hereby ratified and affirmed by BSMC and Employee.

4. General Provisions. This First Amendment may be executed in duplicate counterparts and each such counterpart shall be deemed an original agreement for all purposes. All signatures hereto may be transmitted by facsimile or scanned email, and such facsimile or scanned email will, for all purposes, be deemed to be the original signature of the party whose signature it reproduces, and will be binding upon such party. This First Amendment is governed by and shall be construed in accordance with the law of the State of Texas, without regard to its conflicts-of-law principles.

(signature page follows)

IN WITNESS WHEREOF, this First Amendment is entered into as of the date first set forth above.

BLACK STONE MINERALS COMPANY, L.P.

By:	Black Stone Natural Resources, L.L.C.
General Partner

	By:	/s/ Allan Skov
Allan Skov
Senior Vice President, Corporate Services and Chief Information Officer

THOMAS L. CARTER, JR.

/s/ Thomas L. Carter, Jr.

APPROVED:

/s/ William G. Bardel
William G. Bardel
Chairman of the Compensation Committee

APPENDIX A

DETERMINATION OF EBITDAX ACHIEVEMENT PERCENTAGE

If EBITDAX Achievement Ratio is	EBITDAX Achievement Percentage	If EBITDAX Achievement Ratio is	EBITDAX Achievement Percentage
Less than 70%	0.00%	101%	103.33333%
70%	50.00000%	102%	106.66667%
71%	51.66667%	103%	110.00000%
72%	53.33333%	104%	113.33333%
73%	55.00000%	105%	116.66667%
74%	56.66667%	106%	120.00000%
75%	58.33333%	107%	123.33333%
76%	60.00000%	108%	126.66667%
77%	61.66667%	109%	130.00000%
78%	63.33333%	110%	133.33333%
79%	65.00000%	111%	136.66667%
80%	66.66667%	112%	140.00000%
81%	68.33333%	113%	143.33333%
82%	70.00000%	114%	146.66667%
83%	71.66667%	115%	150.00000%
84%	73.33333%	116%	153.33333%
85%	75.00000%	117%	156.66667%
86%	76.66667%	118%	160.00000%
87%	78.33333%	119%	163.33333%
88%	80.00000%	120%	166.66667%
89%	81.66667%	121%	170.00000%
90%	83.33333%	122%	173.33333%
91%	85.00000%	123%	176.66667%
92%	86.66667%	124%	180.00000%
93%	88.33333%	125%	183.33333%
94%	90.00000%	126%	186.66667%
95%	91.66667%	127%	190.00000%
96%	93.33333%	128%	193.33333%
97%	95.00000%	129%	196.66667%
98%	96.66667%	130%	200.00000%
99%	98.33333%	Greater than 130%	200.00000%
100%	100.00000%

4